SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549






                               FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported):  January 14, 1994






                           3COM CORPORATION
        (Exact name of registrant as specified in its charter)


           California                     0-12867              94-2605794
(State or other jurisdiction of  (Commission File Number)  (I.R.S. Employer)
 incorporation or organization)                           Identification No.)



           5400 Bayfront Plaza                      95052
         Santa Clara, California
(Address of principal executive offices)         (Zip Code)




  Registrant's telephone number, including area code:  (408) 764-5000




Item 2.  Acquisition or Disposition of Assets

      (a) On January 14, 1994, pursuant to an Agreement and Plan of Reorganization dated December 16, 1993 (the "Agreement") among 3Com Corporation (the "Company"), 3Sub Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("3Sub"), and Synernetics Inc., a Delaware corporation ("Synernetics"), 3Sub was merged with and into Synernetics, which became a wholly-owned subsidiary of the Company. The holders of capital stock of Synernetics received cash at the rate of approximately $8.4402 per share. The negotiated value for the outstanding shares of Synernetics stock was approximately $104,000,000 less (i) the value of the Company's stock reserved for issuance in connection with the post-merger exercise of vested Synernetics stock options assumed by 3Com (including options that accelerated and became vested in connection with the merger), (ii) severance payments made to certain employees of Synernetics, and (iii) approximately $385,000 attributable to stock options granted by Synernetics to three of its employees in December 1993 after the terms of the merger had been substantially negotiated. Such amount was paid using funds from the Company's working capital. Under the terms of the Agreement, a portion of such amount was deposited into an escrow account as security for the indemnification of the Company by Synernetics for breaches of the representations, warranties and covenants of Synernetics set forth in the Agreement. Such account is the sole and exclusive source of any claim or remedy by the Company against Synernetics or its stockholders in connection with the merger. Subject to reduction based on outstanding or resolved claims, the funds in such account shall be distributed to the Synernetics stockholders on a pro rata basis in the future. In addition to the purchase price for outstanding shares of Synernetics' stock, 3Com assumed all outstanding options held by Synernetics' employees.

      The Company and Synernetics have had a business relationship since 1991, when they entered into contracts under which (i) Synernetics granted a non-exclusive license to the Company to permit the Company to develop, manufacture and distribute products based on Synernetics' then-existing products, (ii) the Company and Synernetics agreed to engage in certain joint development efforts, and (iii) the Company and Synernetics were each entitled to purchase, on an OEM basis, certain products manufactured by the other. Except as set forth above, no material relationship existed between the Company and Synernetics or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer.

      Synernetics is engagaged in the business of developing, manufacturing, marketing and servicing computer networking equipment. The Company intends to continue selling such equipment and to integrate the Synernetics product line and technology into the Company's business.

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

      (a) Synernetics is in the process of finalizing its year-end financial statements. The Company intends to file all required financial statements on or before March 30, 1994.

      (b) Synernetics is in the process of finalizing its financial statements. The Company intends to file all required pro forma financial information on or before March 30, 1994.

      (c)  The following exhibits are attached hereto and filed herewith:

           7.1* Agreement and Plan of Reorganization dated December 16, 1993 among 3Com Corporation, 3Sub Corporation and Synernetics, Inc.

           7.2* Side Agreement Regarding Agreement and Plan of
Reorganization dated January 14, 1993 among 3Com Corporation, 3Sub Corporation and Synernetics, Inc.

           * Confidential treatment has been requested as to a portion of this Exhibit.


                              SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      3COM CORPORATION


                                           /s/ Christopher B. Paisley
January 28, 1994                      By:  --------------------------
                                             Christopher B. Paisley,
                                             Chief Financial Officer



                           INDEX TO EXHIBITS


                                                     Sequentially
                                                     Numbered
Exhibit    Document                                  Page

7.1*       Agreement and Plan of Reorganization dated
           December 16, 1993 among 3Com Corporation,
           3Sub Corporation and Synernetics, Inc.

7.2*       Side Agreement Regarding Agreement and Plan of
           Reorganization dated January 14, 1994 among
           3Com Corporation, 3Sub Corporation and
           Synernetics, Inc.

     * Confidential treatment has been requested as to a portion of this Exhibit.